UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2015

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

Indenture and Notes

On May 1, 2015, Halcón Resources Corporation (the “Company”) closed a private placement of $700 million in aggregate principal amount of the Company’s 8.625% Senior Secured Notes due 2020 (the “Notes”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of April 21, 2015, by and among the Company, certain subsidiaries of the Company (the “Guarantors”), and J.P. Morgan Securities LLC, on behalf of the initial purchasers named therein (the “Initial Purchasers”). The Notes were issued at 100.0% of their face value amount for net proceeds of approximately $687.8 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Notes were offered and sold in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act.

The Notes are governed by an Indenture (the “Indenture”), dated as of May 1, 2015, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee, which contains affirmative and negative covenants that, among other things, limit the ability of the Company and the Guarantors to incur indebtedness; purchase or redeem stock or subordinated indebtedness; make investments; create liens; enter into transactions with affiliates; sell assets; refinance certain indebtedness; merge with or into other companies or transfer substantially all of their assets; and, in certain circumstances, to pay dividends or make other distributions on stock. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately. The Notes are fully and unconditionally guaranteed on a senior basis by the Guarantors and by certain future subsidiaries of the Company.

The Notes are secured by second-priority liens on substantially all of the Company’s and the Guarantors’ assets to the extent such assets secure the Company’s revolving credit facility (the “Collateral”). Pursuant to the terms of the Intercreditor Agreement (as defined below), the security interest in those assets that secure the Notes and the guarantees are contractually subordinated to liens that secure the Company’s revolving credit facility and certain other permitted indebtedness. Consequently, the Notes and the guarantees will be effectively subordinated to the revolving credit facility and such other indebtedness to the extent of the value of such assets. The Collateral does not include any of the assets of HK TMS, LLC, a wholly owned subsidiary of the Company, or any of the Company’s future unrestricted subsidiaries.

Interest is payable on the Notes on February 1 and August 1 of each year, beginning on August 1, 2015. The Notes will mature on February 1, 2020.

At any time prior to February 1, 2017, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. The Notes will be redeemable, in whole or in part, on or after February 1, 2017 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2017	104.313
2018	102.156
2019 and thereafter	100.000

Additionally, the Company may redeem up to 35% of the Notes on or prior to February 1, 2017 for a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest, utilizing net cash proceeds from certain equity offerings. In addition, upon a change of control of the Company, holders of the Notes will have the right to require the Company to repurchase all or any part of their Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest.

The foregoing description of the Indenture is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Intercreditor Agreement

On May 1, 2015, the Collateral Trustee (as defined below) and JPMorgan Chase Bank, N.A. entered into an intercreditor agreement (the “Intercreditor Agreement”) to govern the relationship of noteholders and holders of other parity lien debt (if any), the lenders under the Company’s revolving credit facility and holders of other priority lien debt (if any) and holders of the Company’s junior lien debt (if any) with respect to Collateral and certain other matters.

The foregoing description of the Intercreditor Agreement is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Collateral Trust Agreement

On May 1, 2015, in connection with the Indenture, the Company, the Guarantors, the Trustee, the other Parity Lien Debt Representatives from time to time party thereto and U.S. Bank National Association, as the collateral trustee (the “Collateral Trustee”), entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of the Company, or any Guarantor at any time held by it, in trust for the benefit of the current and future holders of the parity lien obligations.

The foregoing description of the Collateral Trust Agreement is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. Additionally a security agreement provided for by the Collateral Trust Agreement is filed as Exhibit 10.3 and is incorporated herein by reference.

Amendment to Credit Agreement

On May 1, 2015, in conjunction with the issuance of the Notes, the Company entered into the Tenth Amendment (the “Amendment”) to the Senior Revolving Credit Agreement by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatory thereto (the “Credit Facility”).  The Amendment, among other things, permitted the Company to incur the debt under the Notes and to grant the liens in connection therewith; replaced the prior interest coverage ratio covenant that had been modified in the Ninth Amendment to the Credit Facility with a covenant that requires the ratio of the Company’s total secured debt to EBITDA be no greater than 2.75 to 1.00; reduced the borrowing base to $900.0 million; and extended the maturity date of the Credit Facility to August 1, 2019.

The foregoing description of the Amendment is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of May 1, 2015, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes)
10.1	Intercreditor Agreement, dated as of May 1, 2015, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and U.S. Bank National Association, as Second Lien Collateral Trustee
10.2

Collateral Trust Agreement, dated as of May 1, 2015, by and among Halcón Resources Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Parity Lien Debt Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.3

Second Lien Security Agreement, dated as of May 1, 2015, by and among Halcón Resources Corporation, the guarantors from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.4

Tenth Amendment to Senior Revolving Credit Agreement, dated as of May 1, 2015, among Halcón Resources Corporation, as borrower, each of the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

May 4, 2015	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 1, 2015, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes)
10.1	Intercreditor Agreement, dated as of May 1, 2015, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and U.S. Bank National Association, as Second Lien Collateral Trustee
10.2

Collateral Trust Agreement, dated as of May 1, 2015, by and among Halcón Resources Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Parity Lien Debt Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.3

Second Lien Security Agreement, dated as of May 1, 2015, by and among Halcón Resources Corporation, the guarantors from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.4

Tenth Amendment to Senior Revolving Credit Agreement, dated as of May 1, 2015, among Halcón Resources Corporation, as borrower, each of the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders